INTELLECTUAL PROPERTY TRANSFER AGREEMENT

         This Agreement, dated as of December 16, 1999

BETWEEN:

               MHE TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware,

               (the "Transferor")

                                     - and -

               MONDEL  ULC.,  an  unlimited   liability  company  organized  and
               existing under the laws of province of Nova Scotia

               (the "Transferee")


WHEREAS:

A. The Transferor was established as an indirect subsidiary of Morris Material Handling, Inc., a corporation existing under the laws of the State of Delaware, for the purpose of providing a separate, single entity for owning certain intellectual property used in the Material Handling Division of Harnischfeger Corporation, a corporation existing under the laws of the State of Delaware ("HarnCo").

B. Effective October 10, 1997, HarnCo assigned to the Transferor its entire right, title and interest in and to certain letters patent, patent applications, inventions, improvements, know-how and technical or other proprietary information, used by HarnCo's then Material Handling Division, pursuant to the Assignment of Patents, Inventions and Know-How Agreement effective as of October 10, 1997 by and between HarnCo and Grantor (the "October 1997 Intellectual Property Assignment Agreement").

C.       Effective  October 10,  1997,  HarnCo  assigned to the  Transferor  its entire right, title and interest in and to certain registered trademarks and service marks and the registrations therefor and certain common law trademarks, service marks and trade names together with the goodwill symbolized by and associated therewith, which was previously used by HarnCo's then Material Handling Division, pursuant to the Trademark and Goodwill Assignment Agreement effective as of October 10, 1997 by and between HarnCo and the Transferor (the "October 1997 Trademark Assignment Agreement").

D. The Transferee is desirous of obtaining from the Transferor, and the Transferor is desirous of transferring to the Transferee, certain intellectual property assets previously licensed by the Transferor to the Transferee pursuant to a Technology Sharing Agreement between Harnco and the Transferee dated as of November 1, 1996 (the "Technology Sharing Agreement"), which agreement has been terminated.

E. Capitalized terms not defined herein have the meanings ascribed in the share purchase agreement dated the date hereof between 3016117 Nova Scotia ULC, MagneTek Mondel Holding ULC and Morris Material Handling, Inc. relating to the purchase and sale of all of the issued and outstanding shares in the capital of the Transferee.

NOW THEREFORE, for the consideration contemplated herein, the receipt and sufficiency of which is acknowledged, the Transferor and the Transferee hereby agree as follows:

1.       TRANSFER OF INTELLECTUAL PROPERTY

                  The Transferor does hereby ASSIGN,  SELL,  TRANSFER and CONVEY to the Transferee, its successors, assigns, and other legal representatives, the Transferor's entire right, title, and interest in and to the intellectual property assets listed on Schedule 1 (collectively, the "Transferred Intellectual Property"), and the Transferee hereby accepts such assignment. This assignment shall include  the  right  to sue  for  and  recover  from  past  and  future violations in connection with or related to the Transferred Intellectual Property.


2.       PAYMENT OF PURCHASE PRICE

                  The purchase price for the Transferred Intellectual Property shall be $1,250,000 payable in United States dollars by the Transferee to the Transferor in accordance with a written direction from the Transferor to the Transferee delivered by the Transferor to the Transferee in connection with the execution of this Agreement.


3.       REPRESENTATION AND WARRANTY

                  The Transferor warrants that at the time of execution of this Agreement, subject to the rights of third parties identified in the October 1997 Intellectual Property Assignment Agreement and the October 1997 Trademark Assignment Agreement, the Transferor has not received, and is unaware of, any third party claims contesting or disputing its ownership rights to the Transferred Intellectual Property, and further warrants that the Transferor has the right to assign the Transferred Intellectual Property, such assignment including the right to sue for and recover from past and future violations in connection with or related to the Transferred Intellectual Property.


4.       GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than the Province of Ontario.

5.       COUNTERPARTS

               This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

6.       ASSIGNMENT

                  Neither party may assign or transfer its rights or obligations arising under this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however that the Transferee shall be permitted to assign its rights and obligations hereunder to an Affiliate without obtaining the prior written consent of the Transferor.

7.       SUPPLY OF KITS AND PANELS

                  Until such time that the Transferor has completed the transfer of the kit and panel technology (as defined in Schedule 1) in a manner sufficient to allow the Transferee to independently manufacture the kits and panels for its own benefit, the Transferor shall supply kits and panels (as defined in Schedule 1), or cause such kits and panels to be supplied, to the Transferee consistent with current practice (and in addition, a one (1) year repair or replacement warranty) for a period of one (1) year from the date hereof, a description of such current practices being attached hereto as Schedule 2. The Transferor shall commence the transfer of the kit and panel technology within thirty
         (30) days from the date of this Agreement and shall use its commercially reasonable efforts to complete such transfer within ninety
         (90) days thereafter.

                  The Transferor will provide such assistance, training and information as the Transferee may reasonably request, at no charge to the Transferee, in connection with the Transferred Intellectual Property described in Schedule 2 in connection with the use of such Transferred Intellectual Property by the Transferee and the commencement by it of the manufacture and sale of the products to which such Transferred Intellectual Property relates.

8.       FURTHER ASSURANCES

                  Each of the Transferor and the Transferee agrees to execute and deliver all such other documents, certificates and agreements and to take, or cause to be taken, all actions, and to do, or cause to be done, anything else that may reasonably be deemed necessary to perfect and give effect to the transactions contemplated by this Agreement

IN WITNESS WHEREOF, the parties have executed this agreement as of the date noted above.


                                                     MHE TECHNOLOGIES, INC.
                                                     By:
                                                          Name:
                                                          Title:


                                                     MONDEL ULC
                                                     By:
                                                          Name:
                                                          Title:

                                   SCHEDULE 1
                        TRANSFERRED INTELLECTUAL PROPERTY

1. "Mondel" common law trademark, as listed on Exhibit C of the Trademark and Goodwill Assignment Agreement effective as of October 10, 1997, and "Mondel Engineering" trade name, and all goodwill associated therewith.

2. Proprietary know how for selection criteria for brakes to be used in movable structures, and selection criteria for coils used in both brakes and magnets.

3. Computer programs for coil winding control.

4. Processes for coil winding of aluminium strip for use in magnets, and coil winding of copper wire/strip for use in brakes and magnets.

5. All related service manuals and price books.

6. License with Boxmag Rapid Limited as referred to in both the Trademark and Goodwill Assignment Agreement effective as of October 10, 1997 by and between Harnischfeger Corporation and MHE Technologies, Inc., and the Assignment of Patents, Inventions and Know-How Agreement effective as of October 10, 1997 by and between Harnischfeger Corporation and MHE Technologies, Inc.

7. Notwithstanding anything else in this Schedule 1, Transferred Intellectual Property does not include any intellectual property related to or which may be applied to internally mounted disc brakes.

8. All technology needed by the Transferee to independently manufacture hydraulic brake kits ("kits") and brake rectifier panels ("panels") that have been supplied to the Transferee by the Transferor and/or by Morris Material Handling , Inc., such technology to include drawings, patterns, parts lists, information about suppliers, and related manufacturing know-how (collectively, the "kit and panel technology").

                                   SCHEDULE 2

                            SUPPLY OF KITS AND PANELS


                             [Please see attached.]